Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612.977.5172

Heide.Erickson@capella.edu

Media Contact:

Mike Buttry

Capella Education Company

612.977.5499

Mike.Buttry@capella.edu

Capella Education Company reports third quarter 2011 results

MINNEAPOLIS, Oct. 25, 2011 — Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three and nine months ended Sept. 30, 2011.

“This quarter we continued to execute our strategy of increasing awareness of Capella’s brand, maintaining a strong new product pipeline, enhancing our current offerings and improving learner success,” said Kevin Gilligan, chairman and chief executive officer. “We continue to see indications that fundamentals are stabilizing, including improved conversion rates. In addition, learner satisfaction continues to reach new peak levels. Our focus remains on building a long-term sustainable value proposition for our shareholders that is based on the academic and career success of our learners.”

For the three months ended Sept. 30, 2011:

•	Revenues were $102.3 million, compared to $105.0 million in the third quarter of 2010, a decrease of 2.6 percent. Total active enrollment decreased 7.5 percent to 35,755.

•	New enrollment growth decreased by 36.0 percent from third quarter 2010.

•

Operating income was $14.9 million, compared to $21.0 million for the same period in 2010. Operating margin was 14.5 percent, compared to 20.0 percent for the third quarter 2010. The decline was primarily due to the investment and full roll-out of our brand driven marketing strategy.

•	Net income for the third quarter of 2011 was $9.9 million, compared to $13.5 million for the same period in 2010.

•	Diluted net income per share was $0.66, compared to $0.80 for the same period in 2010.

For the nine-month period ended Sept. 30, 2011:

•	Revenues increased by 2.8 percent to $320.1 million, compared to $311.4 million for the same period in 2010.

•

Operating income for the nine-month period ended Sept. 30, 2011 was $61.2 million, or 19.1 percent of revenue, compared to $66.7 million, or 21.4 percent of revenue during the same period in 2010. This included a $1.9 million one-time charge related to a workforce reduction during the nine-month period ended Sept. 30, 2011.

•	Net income was $40.1 million or $2.56 per weighted average number of diluted shares outstanding, compared to $43.2 million or $2.55 per share for the same period in 2010.

Balance Sheet and Cash Flow

As of Sept. 30, 2011, the Company had cash, cash equivalents, and marketable securities of $138.5 million, compared to $193.2 million at Dec. 31, 2010, and no debt for the same periods.

Cash flow from operations for the nine months ended Sept. 30, 2011 was $55.7 million compared to $52.8 million in the same period a year ago, an increase of 5.5 percent.

Share Repurchase

The Company repurchased approximately 1.7 million shares of Capella stock for total consideration of $78.1 million during the nine-month period ended Sept. 30, 2011. In the third quarter 2011, the Company repurchased approximately 694,000 shares of Capella stock for total consideration of $25.2 million. The remaining authorization as of the end of the third quarter was $34.8 million.

Outlook

For the fourth quarter ending Dec. 31, 2011, consolidated revenue is expected to decline by about 3.0 to 4.5 percent and Capella University total enrollment is expected to decline by about 4 to 6 percent compared to fourth quarter 2010. While re-registration of existing learners is expected to remain strong, Capella University new enrollment growth is expected to decline in the fourth quarter of 2011 by approximately 10 percent from fourth quarter 2010.

The consolidated operating margin is anticipated to be approximately 18 to 19 percent of total revenue for the fourth quarter of 2011 compared to 24.7 percent during the fourth quarter of 2010. The expected decline in operating margin is primarily related to continued strategic investments and higher depreciation expenses, as well as the financial results related to Resource Development International which was acquired in July 2011.

“Year-over-year new enrollment pressures are starting to moderate due to an easier comparison and continued expected conversion rate improvements as our brand marketing strategy is meeting or exceeding early expectations,” said Steve Polacek, senior vice president and chief financial officer. “We will continue focusing on cost management and investing in innovative ways to support learner success, Capella’s differentiation and long-term growth opportunities.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation, state authorization, and gainful employment; maintaining our business in accordance with regional and specialized accreditation standards and state and regional regulatory requirements; changes in the administration, funding and availability for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining high quality, academically prepared learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including action by Federal Student Aid on the final audit report of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies, including as a result of current U.S. Department of Education rulemaking and recent Congressional review of our industry; maintaining and expanding existing commercial relationships with employers and developing new such relationships; effectively instituting changes in our marketing and brand management approach and with the use of aggregators; improving our conversion rates; our failure to keep up with advances in technology important to the online learner experience; our ability to successfully identify and integrate acquisitions; complying with regulations applicable to our international operations; managing operational challenges with acquired entities; our use of business technology to accurately store, process and report relevant data; changes in student enrollment including new enrollments and learner persistence; effectively implementing cost reductions in our business; managing increases in our expenses; and risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our most recent Form 10-K and Form 10-Q on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its third quarter 2011 results and outlook during a conference call scheduled today, Oct. 25, 2011, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 13491115. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com. A replay of the call will be available starting on Oct. 25, 2011 through Nov. 1, 2011, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 13491115. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company is a leader in online education, primarily through our wholly owned subsidiary Capella University, a regionally accredited* online university. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI), an independent provider of United Kingdom (UK) university distance learning qualifications.

Capella University offers online graduate degree programs in business, counseling, education, health administration, homeland security, human resource management, human services, information technology, nonprofit management and leadership, nursing, psychology, public administration, public health, public safety, and social work, and bachelor’s degree programs in business, information technology, nursing, psychology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 43 graduate and undergraduate degree programs with 140 specializations. More than 35,000 learners were enrolled as of Sept. 30, 2011. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

Resource Development International Ltd. partners with a number of the top 100 universities in the UK to develop, validate and deliver UK higher education qualifications, predominantly through online courses. For more information, please visit http://www.rdi.co.uk.

Capella Education Company is also an investor in an innovative startup company called Sophia (http://www.sophia.org)—a social teaching and learning platform that integrates education with technology.

*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1.888.CAPELLA (227.3552), http://www.capella.edu.

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CAPELLA EDUCATION COMPANY

Consolidated Balance Sheets

(In thousands, except par value)

	As of September 30, 2011	As of December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,020	$77,416
Marketable securities	86,441	115,818
Accounts receivable, net of allowance of $4,395 at September 30, 2011 and $3,783 at December 31, 2010	17,728	13,680
Prepaid expenses and other current assets	14,706	8,290
Deferred income taxes	2,063	2,444

Total current assets	172,958	217,648
Property and equipment, net	48,467	44,910
Goodwill	16,370	0
Intangibles, net	7,522	0

Total assets	$245,317	$262,558

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,348	$4,599
Accrued liabilities	28,905	29,962
Income taxes payable	0	344
Deferred revenue	8,216	5,885

Total current liabilities	45,469	40,790
Deferred rent	4,231	3,466
Other liabilities	6,209	855
Deferred income taxes	13,815	7,838

Total liabilities	69,724	52,949
Redeemable noncontrolling interest	629	1,023
Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares — 100,000, issued and outstanding shares — 14,651 at September 30, 2011 and 16,306 at December 31, 2010	147	163
Additional paid-in capital	41,746	115,075
Accumulated other comprehensive income	422	758
Retained earnings	132,649	92,590

Total shareholders’ equity	174,964	208,586

Total liabilities and shareholders’ equity	$245,317	$262,558

CAPELLA EDUCATION COMPANY

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)
Revenues	$102,306	$105,010	$320,061	$311,400
Costs and expenses:
Instructional costs and services	42,523	43,035	127,528	122,196
Marketing and promotional	33,673	29,584	99,812	88,139
General and administrative	11,253	11,384	29,631	34,361
Reduction of workforce	0	0	1,862	0

Total costs and expenses	87,449	84,003	258,833	244,696

Operating income	14,857	21,007	61,228	66,704
Other income, net	477	504	1,474	1,530

Income before income taxes	15,334	21,511	62,702	68,234
Income tax expense	5,549	8,033	23,037	25,020

Net income	9,785	13,478	39,665	43,214
Net loss attributable to noncontrolling interest	149	0	394	0

Net income attributable to Capella Education Company	$9,934	$13,478	$40,059	$43,214

Net income attributable to Capella Education Company per common share:
Basic	$0.66	$0.81	$2.57	$2.58

Diluted	$0.66	$0.80	$2.56	$2.55

Weighted average number of common shares outstanding:
Basic	15,006	16,634	15,588	16,728

Diluted	15,062	16,807	15,668	16,954

CAPELLA EDUCATION COMPANY

Consolidated Statements of Comprehensive Income

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)
Net income attributable to Capella Education Company	$9,934	$13,478	$40,059	$43,214
Other comprehensive loss, net of tax:
Foreign currency translation loss	(7)	0	(7)	0
Unrealized losses on available for sale securities	(179)	(139)	(329)	(278)

Comprehensive income attributable to Capella Education Company	$9,748	$13,339	$39,723	$42,936

CAPELLA EDUCATION COMPANY

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2011	2010
	(Unaudited)
Operating activities

Net income	$39,665	$43,214
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	6,744	6,314
Depreciation and amortization	17,369	13,502
Amortization of investment discount/premium	1,663	1,440
Asset impairment	35	18
Gain on disposal of property and equipment	(38)	0
Stock-based compensation	3,191	2,438
Excess tax benefits from stock-based compensation	(70)	(4,144)
Deferred income taxes	4,873	(21)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(9,453)	(10,825)
Prepaid expenses and other current assets	(5,596)	(3,050)
Accounts payable and accrued liabilities	(3,569)	2,311
Income tax payable	(625)	7
Deferred rent	765	401
Deferred revenue	756	1,204

Net cash provided by operating activities	55,710	52,809
Investing activities
Capital expenditures	(20,020)	(19,244)
Purchases of marketable securities	(3,500)	(37,884)
Payment for acquisition, net of cash acquired	(12,640)	0
Sales and maturities of marketable securities	30,685	7,150

Net cash used in investing activities	(5,475)	(49,978)
Financing activities
Excess tax benefits from stock-based compensation	70	4,144
Net proceeds from exercise of stock options	1,558	6,175
Repurchase of common stock	(77,271)	(36,457)

Net cash used in financing activities	(75,643)	(26,138)

Effect of foreign exchange rates on cash	12	0

Net decrease in cash and cash equivalents	(25,396)	(23,307)
Cash and cash equivalents at beginning of period	77,416	102,405

Cash and cash equivalents at end of period	$52,020	$79,098

Supplemental disclosures of cash flow information
Income taxes paid	$22,160	$25,059

Noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$1,277	$1,760

CAPELLA UNIVERSITY

Other Information

	September 30,
Enrollment by Degree (a):	2011	2010	% Change
PhD/Doctoral	11,248	11,620	(3.2)%
Master’s	16,688	18,451	(9.6)%
Bachelor’s	7,494	8,368	(10.4)%
Other	325	195	66.7%

Total	35,755	38,634	(7.5)%

(a)	Enrollment as of September 30, 2011 and 2010 is the enrollment as of the last day of classes for the quarter ended September 30, 2011 and 2010, respectively.